EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of SpectraScience, Inc. and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the financial statements of SpectraScience, Inc. included in its Annual Report (Form 10-KSB, as amended) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                 Ernst & Young LLP

Minneapolis, Minnesota
May 9, 1996